Exhibit 99.1

Laird Superfood Reports First Quarter 2023 Financial Results

Completed supply chain transformation, yielding improved margins, and shifted mix toward wholesale

Boulder, Colorado – May 10, 2023 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” “we” and “our”), today reported financial results for its first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•
Net Sales of $8.1 million, in line with our annual operating plan, compared to $9.3 million in the prior year period.
•
Wholesale contributed 45% of total Net Sales and decreased 5.9% year-over-year, primarily due to higher discounts related to one-time product quality costs. Excluding one-time charges, Wholesale Net Sales were flat year-over-year, as 14% Net Sales growth in the Retail channel behind pricing and distribution expansion was offset by Club sales.
•
E-commerce contributed 55% of total Net Sales and decreased 18.4% year-over-year reflecting lower direct-to-consumer (“DTC”) revenues behind planned reductions in marketing spend, reflecting a 70% decrease in working media, offset by improved subscription base, which grew 14% sequentially and 4% compared to the prior year period, and improved efficiency of customer acquisition.
•
Gross Margin was 23.1%, compared to (4.6)% in the fourth quarter of 2022 and 20.9% in the prior year period. This margin expansion comes as a benefit of transitioning to a third party co-manufacturing model resulting in a reduction in fixed overhead costs. This was partially offset by one-time costs related to the product quality issue uncovered in the first quarter of 2023.
•
Excluding one-time costs associated with the raw material quality issue, Adjusted Gross Margin, which is a non-GAAP financial measure, was 27.0% in the first quarter of 2023. This margin improvement reflects the benefits from the transition to a variable cost co-manufacturing business model, as well as lower freight costs. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.
•
Net Loss was $4.1 million, or $0.45 per diluted share compared to a Net Loss of $15.6 million, or $1.69 per diluted share, in the fourth quarter of 2022 and a Net Loss of $14.1 million, or $1.55 per diluted share, in the prior year period.
•
Adjusted Net Loss, which is a non-GAAP financial measure, of $3.7 million, or $0.40 per diluted share, improved sequentially versus Adjusted Net Loss of $4.3 million, or $0.47 per diluted share, in the fourth quarter of 2022 driven by expanded gross margins and lower marketing and G&A spend. In the prior year period Adjusted Net Loss was $6.7 million, or $0.74 per diluted share. For more details on non-GAAP financial measures, refer to the information in the Non-GAAP financial measures section of this press release.

Jason Vieth, Chief Executive Officer, commented, "I am pleased to report that we demonstrated significant progress in our business transformation during the first quarter of 2023. Our transition to an asset-light supply chain with co-manufacturing and third-party distribution has progressed as per our plan, and we are already seeing the expected and substantial improvement in Gross Margin, which climbed to 27.0% on an adjusted basis (after excluding the Raw Material Quality issue that we mentioned last quarter). We expect further improvement this summer, when we transition our current liquid creamer to an aseptic format that will enable better cost management."

"At the same time, we continue to make strong progress in our strategy to drive outsized growth in our Wholesale business, which we grew 14% during Q1, excluding Club. Following our rebranding and subsequent relaunch of the packaging across our entire portfolio, our Q1 dollar sales velocities increased within our Wholesale business both at Retail and Club. The deceleration of our online business is in line with our expectations given the intentional reduction in marketing and sales spending in that channel, and our key business metrics in that channel continue to show year-over-year improvement across customer acquisition cost and number of subscribers."

Anya Hamill, Chief Financial Officer, commented, "I am encouraged by the results we achieved in Q1 as we completed the transition to a third-party co-manufacturing and fulfillment model in the beginning of the quarter. Our first quarter gross margin had expanded to 27.0% on an adjusted basis, an 8 point improvement year-over-year and versus prior quarter. This margin expansion is driven by a reduction of fixed overhead costs, and I expect it to ramp up throughout the year as we see a full benefit of the transformation of our supply chain to a variable cost model as well as other margin improvement initiatives planned for the second half of the year. We re-affirm our guidance for gross margin in excess of 30% for full year 2023 excluding any one-time extraordinary costs."

	Three Months Ended March 31,
	2023		2022
	$	% of Total	$	% of Total
Coffee creamers	$5,117,359	63%	$5,454,407	58%
Hydration and beverage enhancing supplements	670,851	8%	1,457,431	16%
Harvest snacks and other food items	1,753,026	22%	1,686,791	18%
Coffee, tea, and hot chocolate products	1,969,295	24%	1,816,184	19%
Other	29,729	0%	238,324	3%
Gross sales	9,540,260	117%	10,653,137	114%
Shipping income	303,226	4%	248,192	3%
Returns and discounts	(1,730,548)	(21)%	(1,561,316)	(17)%
Sales, net	$8,112,938	100%	$9,340,013	100%

E-commerce	4,427,681	55%	5,423,951	58%
Wholesale	3,685,257	45%	3,916,062	42%
Sales, net	$8,112,938	100%	$9,340,013	100%

Balance Sheet and Cash Flow Highlights

The Company had $11.9 million of cash and cash equivalents as of March 31, 2023, and no outstanding debt.

Net cash used in operating activities was $6.1 million for the three months ended March 31, 2023, compared to $3.2 million in the fourth quarter of 2022, and $3.6 million in the prior year period. Increased cash burn in the first quarter of 2023 was driven by the reduction of accrued expenses which included costs associated with exit and disposal activities of $1.0 million and increase in accounts receivable driven by the timing of wholesale sales at the end of the quarter.

2023 Outlook

We anticipate that an uncertain economic environment with historically high inflation rates impacting consumer spending will continue into the remaining quarters of 2023. We also believe that strategic actions we took in 2022, and continue to take in 2023, have begun to bear fruit as evident in the first quarter results and we are well on the way to achieving our annual operating targets. We re-confirm our guidance to achieve gross margin in excess of 30% in fiscal 2023, and we expect net sales growth to be in the mid to high single digits. Gross margin guidance excludes any one-time charges associated with any non-recurring actions.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are both delicious and functional. The Company's products are designed to enhance your daily ritual and keep consumers fueled naturally throughout the day. The Company was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s future financial performance and growth. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of the current COVID-19 pandemic, or of other global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; and (17) the growth rates of the markets in which we compete.

Investor Relations Contact

Steve Richie

srichie@lairdsuperfood.com

LAIRD SUPERFOOD, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Sales, net	$8,112,938	$9,340,013
Cost of goods sold	(6,239,062)	(7,390,203)
Gross profit	1,873,876	1,949,810
General and administrative
Impairment of goodwill and long-lived assets	—	8,026,000
Other expense	2,998,444	3,802,644
Total general and administrative expenses	2,998,444	11,828,644
Research and product development	83,866	103,833
Sales and marketing
Advertising	1,161,208	1,791,737
Related party marketing agreements	89,788	10,500
Other expense	1,843,052	2,169,403
Total sales and marketing expenses	3,094,048	3,971,640
Total expenses	6,176,358	15,904,117
Operating loss	(4,302,482)	(13,954,307)
Other income (expense)	170,994	(179,321)
Loss before income taxes	(4,131,488)	(14,133,628)
Income tax expense	(12,422)	(5,774)
Net loss	$(4,143,910)	$(14,139,402)
Net loss per share:
Basic	$(0.45)	$(1.55)
Diluted	$(0.45)	$(1.55)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,213,723	9,095,441

LAIRD SUPERFOOD, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(4,143,910)	$(14,139,402)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	87,953	284,301
Provision for inventory obsolescence	365,024	4,430
Impairment of goodwill and other long-lived assets	—	8,026,000
Other operating activities, net	177,842	513,302
Changes in operating assets and liabilities:
Accounts receivable	(1,438,063)	(57,012)
Inventory	(58,623)	360,517
Prepaid expenses and other current assets	402,299	800,179
Operating lease liability	(31,315)	(184,560)
Accounts payable	1,312,821	77,155
Accrued expenses	(2,728,290)	713,117
Net cash from operating activities	(6,054,262)	(3,601,973)
Cash flows from investing activities
Proceeds from sale of investment securities available-for-sale	—	8,513,783
Other investing activities, net	135,737	(701,886)
Net cash from investing activities	135,737	7,811,897
Cash flows from financing activities	(4,410)	14,248
Net change in cash and cash equivalents	(5,922,935)	4,224,172
Cash and cash equivalents beginning of year	17,809,802	23,049,234
Cash and cash equivalents end of year	$11,886,867	$27,273,406
Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange for operating lease liabilities	$352,501	$5,285,330
Supplemental disclosures of non-cash investing activities
Receivable from sale of assets held-for-sale included in other current assets at the end of the period	$581,835	$—
Imputed interest related to operating leases	$7,830	$49,014
Amounts reclassified from accumulated other comprehensive loss	$—	$61,016
Amounts reclassified from property, plant, and equipment to fixed assets held-for-sale	$—	$947,394
Purchases of equipment included in deposits at the beginning of the period	$—	$372,507

LAIRD SUPERFOOD, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
	As of
	March 31, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents, and restricted cash	$11,886,867	$17,809,802
Accounts receivable, net	2,908,864	1,494,469
Inventory, net	5,390,164	5,696,565
Prepaid expenses and other current assets, net	2,709,611	2,530,075
Total current assets	22,895,506	27,530,911
Noncurrent assets
Property and equipment, net	228,493	150,289
Fixed assets held-for-sale	—	800,000
Intangible assets, net	1,240,396	1,292,118
Related party license agreements	132,100	132,100
Right-of-use assets	455,707	133,922
Total noncurrent assets	2,056,696	2,508,429
Total assets	$24,952,202	$30,039,340
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,393,088	$1,080,267
Accrued expenses	3,583,850	6,312,140
Lease liability, current portion	135,697	59,845
Total current liabilities	6,112,635	7,452,252
Long-term liabilities
Lease liability	329,240	76,076
Total long-term liabilities	329,240	76,076
Total liabilities	6,441,875	7,528,328
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of March 31, 2023 and December 31, 2022; 9,585,204 and 9,219,500 issued and outstanding at March 31, 2023, respectively; and 9,576,117 and 9,210,414 issued and outstanding at December 31, 2022, respectively.	9,220	9,210
Additional paid-in capital	118,780,049	118,636,834
Accumulated deficit	(100,278,942)	(96,135,032)
Total stockholders’ equity	18,510,327	22,511,012
Total liabilities and stockholders’ equity	$24,952,202	$30,039,340

Non-GAAP Financial Measures

In this press release, we report adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Management uses these adjusted metrics to evaluate financial performance because they allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information may also be useful to investors to compare the Company’s results period-over-period. We define adjusted net loss and adjusted net loss per diluted share to exclude certain one-time costs defined in detail in the tables to follow. We define adjusted gross margin to exclude the net sales and costs of goods sold components of one-time costs defined in the tables to follow. Please be aware that adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share have limitations and should not be considered in isolation or as a substitute for gross margin, net loss, or diluted net loss per share. In addition, we may calculate and/or present adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the table that follows.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended
		March 31, 2023
Net loss		$(4,143,910)
Adjusted for:
Strategic organizational shifts	(a)	(135,380)
Product quality issue	(b)	491,861
Company-wide rebranding costs	(c)	61,451
Adjusted net loss		$(3,725,978)
Adjusted net loss per share, diluted:		(0.40)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,213,723

(a) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(b) In the first month of the first quarter of 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.

		Three Months Ended
		March 31, 2022
Net loss		$(14,139,402)
Adjusted for:
Impairment of goodwill and long-lived assets	(a)	8,026,000
Strategic organizational shifts	(b)	(581,351)
Other, net	(c)	(22,296)
Adjusted net loss		$(6,717,049)
Adjusted net loss per share, diluted:		(0.74)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted		9,095,441

(a) Impairment charges to goodwill and long-lived intangible assets assumed in the acquisition of Picky Bars which occurred Q2 2021, in the amounts of $6.5 million and $1.5 million, respectively.

(b) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs arising from the resignations of certain members of executive leadership.

(c) Realized losses on the liquidation of all of the Company's available-for-sale securities included in other income in Q1 2022. Recovery of costs incurred in connection with an insurance claim following loss of product during handling by a third party included in costs of goods sold in Q1 2022.

LAIRD SUPERFOOD, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
		Three Months Ended
		March 31, 2023	December 31, 2022	March 31, 2022
Gross Margin		23.1%	-4.6%	20.9%
Adjusted for:
Strategic organizational shifts	(a)	-0.2%	13.1%	—
Product quality issue	(b)	4.1%	6.2%	—
Company-wide rebranding costs	(c)	—	4.3%	—
Other	(d)	—	—	-2.2%
Adjusted gross margin		27.0%	19.0%	18.7%

(a) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, and freight costs to move inventory to third-party facilities.

(b) In the first month of the first quarter of 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We incurred costs associated with discounts for replacement orders and inventory obsolescence costs.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.
(d) Recovery of costs incurred in connection with an insurance claim following loss of product during handling by a third party included in costs of goods sold in Q1 2022.